Exhibit 4.1

EIGHTH SUPPLEMENTAL INDENTURE

DATED AS OF AUGUST 31, 2020

To

INDENTURE

dated as of May 3, 2012

among

MOLSON COORS BEVERAGE COMPANY, as Issuer

THE GUARANTORS NAMED THEREIN, as Guarantors

and

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

    THIS EIGHTH SUPPLEMENTAL INDENTURE, dated as of August 31, 2020 (this “Eighth Supplemental Indenture”), to the Indenture dated as of May 3, 2012 (the “Original Indenture”), as supplemented by the First Supplemental Indenture thereto dated as of May 3, 2012, the Second Supplemental Indenture thereto dated as of June 15, 2012, the Third Supplemental Indenture thereto dated as of May 13, 2016, the Fourth Supplemental Indenture thereto dated as of August 19, 2016, the Fifth Supplemental Indenture thereto dated as of September 30, 2016, the Sixth Supplemental Indenture dated as of October 11, 2016, and the Seventh Supplemental Indenture dated as of January 11, 2018 (collectively, the “Supplemental Indentures” and, together with the Original Indenture and this Eighth Supplemental Indenture, the “Indenture”), is among Molson Coors Beverage Company, a Delaware corporation (formerly known as Molson
Coors Brewing Company, the “Company”), Coors Distributing Company LLC, a Delaware limited liability company (the “New Guarantor”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee (the “Trustee”).

    WHEREAS, Section 14.1(k) of the Original Indenture provides that the Company, the Guarantors (as defined in the Original Indenture) and the Trustee may amend or supplement the Indenture without notice to or consent of any Securityholder to add Guarantors or co-obligors with respect to any series of Securities;

    WHEREAS, the Company desires to add the New Guarantor as a Guarantor under the Indenture;

    NOW, THEREFORE, THIS EIGHTH SUPPLEMENTAL INDENTURE WITNESSETH:

    That the parties hereto hereby agree as follows:

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    Section 1.    Defined Terms; Rules of Interpretation. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Indenture. The rules of interpretation set forth in the Indenture shall be applied hereto as if set forth in full herein.

    Section 2.    Addition of Guarantor. The New Guarantor hereby agrees to guarantee payment of the Securities as a Guarantor, on the same terms and conditions as those set forth in Article XVI of the Original Indenture.

    Section 3.    Ratification of Original Indenture: Supplemental Indentures Part of Original Indenture. Except as expressly amended or supplemented hereby, the Original Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Eighth Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every Holder of any Securities heretofore or hereafter authenticated and delivered pursuant thereto shall be bound hereby. Except only insofar as the Original Indenture may be inconsistent with the express provisions of this Eighth Supplemental Indenture, in which case the terms of this Eighth Supplemental Indenture shall govern and supersede those contained in the Original Indenture, this Eighth Supplemental Indenture shall henceforth have effect so far as practicable as if all the provisions of the Original Indenture were contained in one instrument.

    Section 4.    Counterparts. This Eighth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

    Section 5.    Governing Law. This Eighth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

    Section 6.    Concerning the Trustee. In carrying out the Trustee’s responsibilities hereunder, the Trustee shall have all of the rights, protections, and immunities which the Trustee possesses under the Indenture. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Eighth Supplemental Indenture.

[Signature Page Follows]

    IN WITNESS WHEREOF, the parties have caused this Eighth Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

                MOLSON COORS BEVERAGE COMPANY

                By: /s/ Gavin D.K. Hattersley
                Name: Gavin D.K. Hattersley
                Title: President and Chief Executive Officer

GUARANTOR:

                COORS DISTRIBUTING COMPANY LLC

                By: /s/ Gavin D.K. Hattersley
                Name: Gavin D.K. Hattersley
                Title: Chief Executive Officer

[Signature Page to Eighth Supplemental Indenture]

Exhibit 4.1

                DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

                By: /s/     Irina Golovashchuk
                Name: Irina Golovashchuk
                Title: Vice President

                By: /s/ Debra A. Schwalb
                Name: Debra A. Schwalb
                Title: Vice President

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